EXHIBIT 99.1

RISK FACTORS

Unless stated otherwise or dictated by context, all capitalized terms used herein but not defined shall have the meanings set forth in the Current Report on Form 8-K filed by ASP Isotopes Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission to which this risk factors document is attached (the “Form 8-K”).

The following risks and uncertainties could have a material adverse effect on the Company’s business, financial condition and results of operations. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operation, financial condition or results. You also should read and consider the risk factors associated with each of the businesses of ASP Isotopes and Renergen because these risk factors may affect the operations and financial results of the combined company.  These risk factors may be found under Part I, Item 1A, “Risk Factors” in ASP Isotopes’s Annual Report on Form 10-K for the year ended December 31, 2024, as such risks may be updated or supplemented in ASP Isotopes’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is on file with the SEC.  For a discussion of the businesses of Renergen and of certain factors to consider in connection with its business, see Renergen’s annual report, which is available on Renergen’s website.

Risks Relating to the Transactions

The number of shares of ASP Isotopes common stock that Renergen shareholders will receive in the Offer is based on a fixed exchange ratio.  The market value of the shares of ASP Isotopes common stock to be issued upon completion of the transactions is unknown, and therefore, Renergen shareholders cannot be certain, at the time they are being asked to vote, of the value of the scheme consideration to be paid in ASP Isotopes common stock.

Renergen shareholders will receive a fixed number of shares of ASP Isotopes common stock in the transactions rather than a number of shares with a particular fixed market value.  The market values of ASP Isotopes common stock and Renergen ordinary shares have fluctuated since the date of the announcement of the transactions and will continue to fluctuate from the date of the Form 8-K to the date of the Renergen extraordinary general meeting and the closing date of the transactions, which could occur a considerable amount of time after the date of the Renergen extraordinary general meeting.  The market values of ASP Isotopes common stock and Renergen ordinary shares at the time of the closing of the transactions may vary significantly from their prices on the date of the firm intention agreement, the date of the Form 8-K or the date of the Renergen extraordinary general meeting.  Because the exchange ratio will not be adjusted to reflect any changes in the market prices of ASP Isotopes common stock or Renergen ordinary shares, the market value of the ASP Isotopes common stock issued as the scheme consideration shares and Renergen ordinary shares exchanged in the transactions may be higher or lower than the values of such shares on earlier dates.  The scheme consideration to be received by Renergen shareholders will be solely shares of ASP Isotopes common stock, except that any entitlements to fractions of shares of ASP Isotopes common stock that otherwise would be issuable pursuant to the scheme will be rounded down to the nearest whole number of shares and a cash payment will be made for any fractional shares resulting from such rounding. Although the consideration to be received by Renergen shareholders is set, the market value of the scheme consideration to be received by Renergen shareholders that is comprised of ASP Isotopes common stock will fluctuate.  On May 19, 2025, the last trading day prior to the announcement of the transactions, the market value of the scheme consideration was approximately $107.3 million based on the closing price of ASP Isotopes common stock on May 19, 2025. On May 21, 2025, the last practicable day before the date of the Form 8-K, the market value of the scheme consideration was approximately $110.0 million based on the closing price of ASP Isotopes common stock on May 21, 2025. As such, at the time of the Renergen extraordinary general meeting, Renergen shareholders will not know or be able to determine with certainty the value of the scheme consideration.

Changes in the market prices of ASP Isotopes common stock and Renergen ordinary shares may result from a variety of factors that are beyond the control of ASP Isotopes or Renergen, including changes in their businesses, operations and prospects, regulatory considerations, governmental actions, and legal proceedings and developments. You are urged to obtain up-to-date prices for ASP Isotopes common stock and Renergen ordinary shares.

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The parties may not realize the anticipated benefits and cost savings of the transactions.

While ASP Isotopes and Renergen will continue to operate independently until the completion of the transactions, the success of the transactions will depend, in part, on ASP Isotopes’s and Renergen’s ability to realize the anticipated benefits and cost savings from combining ASP Isotopes’s and Renergen’s businesses. The parties’ ability to realize these anticipated benefits and cost savings is subject to certain risks, including, among others:

●	the parties’ ability to successfully combine their respective businesses;

●	the risk that the combined businesses will not perform as expected;

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the extent to which the parties will be able to realize the expected synergies, which include realizing potential savings from re-assessing priority assets and aligning investments, eliminating duplication and redundancy, adopting an optimized operating model between both companies and leveraging scale, and creating value resulting from the combination of ASP Isotopes’s and Renergen’s businesses;

●	the possibility that the aggregate consideration being paid for Renergen is greater than the value ASP Isotopes will derive from the transactions;

●	the possibility that the combined company will not achieve unlevered free cash flow that the parties expect;

●	the incurrence of additional indebtedness in connection with the transactions and the resulting limitations placed on the combined company’s operations;

●	the assumption of known and unknown liabilities of Renergen, including potential tax and employee-related liabilities; and

●	the possibility of costly litigation challenging the transactions.

If ASP Isotopes and Renergen are not able to successfully integrate their businesses within the anticipated time frame, or at all, the anticipated cost savings, synergies operational efficiencies and other benefits of the transactions may not be realized fully or may take longer to realize than expected, and the combined company may not perform as expected.

Integrating ASP Isotopes’s and Renergen’s businesses may be more difficult, time-consuming or costly than expected.

ASP Isotopes and Renergen have operated and, until completion of the transactions, will continue to operate independently, and there can be no assurances that their businesses can be integrated successfully.  It is possible that the integration process could result in the loss of key employees, the disruption of either company’s or both companies’ ongoing businesses or unexpected integration issues, such as higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated.  Specifically, issues that must be addressed in integrating the operations of ASP Isotopes and Renergen in order to realize the anticipated benefits of the transactions so the combined business performs as expected include, among others:

●	combining the companies’ separate operational, financial, reporting and corporate functions;

●	integrating the companies’ technologies, products and services;

●	identifying and eliminating redundant and underperforming operations and assets;

●	harmonizing the companies’ operating practices, employee development, compensation and benefit programs, internal controls and other policies, procedures and processes;

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●	addressing possible differences in corporate cultures and management philosophies;

●	maintaining employee morale and retaining key management and other employees;

●	attracting and recruiting prospective employees;

●	consolidating the companies’ corporate, administrative and information technology infrastructure;

●	coordinating sales, distribution and marketing efforts;

●	managing the movement of certain businesses and positions to different locations;

●	maintaining existing agreements with customers and vendors and avoiding delays in entering into new agreements with prospective customers and vendors;

●	coordinating geographically dispersed organizations; and

●	effecting potential actions that may be required in connection with obtaining regulatory approvals.

In addition, at times, the attention of certain members of each company’s management and each company’s resources may be focused on completion of the transactions and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and, consequently, the business of the combined company.

Failure to complete the transactions could negatively impact the price of ASP Isotopes common stock, Renergen ordinary shares and the future business and financial results of ASP Isotopes and Renergen.

The parties’ respective obligations to complete the transactions are subject to the satisfaction or waiver of a number of conditions set forth in the firm intention agreement.  There can be no assurance that the conditions to completion of the transactions will be satisfied or waived or that the transactions will be completed. If the transactions are not completed for any reason, the ongoing businesses of ASP Isotopes and Renergen may be materially and adversely affected and, without realizing any of the benefits of having completed the transactions, ASP Isotopes and Renergen would be subject to a number of risks, including the following:

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ASP Isotopes and Renergen may experience negative reactions from the financial markets, including negative impacts on trading prices of ASP Isotopes common stock and Renergen ordinary shares and from their respective customers, vendors, regulators and employees;

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ASP Isotopes may not be able to recover amounts advanced to Renergen under the Loan Agreement ($10 million as of the date of the Form 8-K and up to an additional $20 million (in two tranches of $10 million each, to be advanced on or before May 31, 2025 and June 30, 2025));

●	ASP Isotopes and Renergen will be required to pay certain expenses incurred in connection with the transactions, whether or not the transactions are completed;

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the firm intention agreement places certain restrictions on the operation of each of ASP Isotopes’s and Renergen’s respective businesses prior to the closing of the transactions, and such restrictions may prevent ASP Isotopes or Renergen, as applicable, from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the transactions that ASP Isotopes or Renergen would have made, taken or pursued if these restrictions were not in place; and

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matters relating to the transactions (including integration planning) will require substantial commitments of time and resources of ASP Isotopes and Renergen management and the expenditure of significant funds in the form of fees and expenses, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to either ASP Isotopes or Renergen as an independent company.

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In addition, each of ASP Isotopes and Renergen could be subject to litigation related to any failure to complete the transactions or related to any proceeding to specifically enforce ASP Isotopes’s or Renergen’s obligations under the firm intention agreement.

If any of these risks materialize, they may materially and adversely affect ASP Isotopes’s or Renergen’s business, financial condition, financial results and the price of ASP Isotopes common stock, Renergen ordinary shares.

ASP Isotopes and Renergen will be subject to business uncertainties and contractual restrictions while the transactions are pending.

Uncertainty about the effect of the transactions on employees, vendors and customers may have an adverse effect on ASP Isotopes or Renergen and, consequently, on the combined company after the closing of the transactions. These uncertainties may impair ASP Isotopes’s or Renergen’s ability to retain and motivate key personnel and could cause customers and others that deal with ASP Isotopes or Renergen, as applicable, to defer or decline entering into contracts, or making other decisions concerning ASP Isotopes or Renergen, as applicable, or seek to change existing business relationships with ASP Isotopes or Renergen, as applicable. In addition, if key employees depart because of uncertainty about their future roles and the potential complexities of the transactions, ASP Isotopes’s and Renergen’s businesses could be harmed. Furthermore, the firm intention agreement places certain restrictions on the operation of ASP Isotopes’s and Renergen’s businesses prior to the closing of the transactions, which may delay or prevent ASP Isotopes and Renergen from undertaking certain actions or business opportunities that may arise prior to the consummation of the transactions.

Third parties may terminate or alter existing contracts or relationships with ASP Isotopes or Renergen.

Each of ASP Isotopes and Renergen has contracts with customers, vendors and other business partners which may require ASP Isotopes or Renergen, as applicable, to obtain consents from these other parties in connection with the transactions. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which ASP Isotopes and/or Renergen currently have relationships may have the ability to terminate, reduce the scope of or otherwise materially adversely alter their relationships with either party in anticipation of the transactions, or with ASP Isotopes following the transactions. The pursuit of such rights may result in ASP Isotopes or Renergen suffering a loss of potential future revenue, incurring liabilities in connection with a breach of such agreements or losing rights that are material to its business. Any such disruptions could limit ASP Isotopes’s ability to achieve the anticipated benefits of the transactions. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the transactions or the termination of the transactions.

In order to complete the transactions, the parties must obtain certain governmental approvals, and if such approvals are not granted or are granted with conditions that become applicable to the parties, completion of the transactions may be jeopardized or prevented or the anticipated benefits of the transactions could be reduced.

Consummation of the transactions is conditioned upon, among other things, the receipt of certain governmental approvals, including approvals required under South African law. Although the parties have agreed in the firm intention agreement to use their reasonable best efforts to make certain governmental filings and obtain the required governmental approvals, there can be no assurance that the required approvals will be obtained and no assurance that the transactions will be completed.

In addition, the governmental authorities from which these approvals are required have broad discretion in administering the governing laws and regulations, and may take into account various facts and circumstances in their consideration of the transactions. These governmental authorities may initiate proceedings seeking to prevent, or otherwise seek to prevent, the transactions. As a condition to the approval of the transactions, these governmental authorities also may impose requirements, limitations or costs, require divestitures or place restrictions on the conduct of the combined company’s business after completion of the transactions. Conditions imposed by certain governmental authorities may be appealable; however, there can be no assurance that an appeal will be successful. Additionally, there is no certainty as to what conditions such governmental authorities may impose, the extent of such conditions or the impact of such conditions on the completion of the transactions.

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The transactions are subject to a number of closing conditions and, if these conditions are not satisfied, the firm intention agreement may be terminated in accordance with its terms and the transactions may not be completed. In addition, the parties have the right to terminate the firm intention agreement under other specified circumstances, in which case the transactions would not be completed.

The transactions are subject to a number of closing conditions and, if these conditions are not satisfied or waived (to the extent permitted by law), the transactions will not be completed. These conditions include, among others: (i) the written consent for the transfer of the Renergen Ordinary Shares in terms of the Offer is obtained from the Industrial Development Corporation of South Africa and the United States International Development Finance Corporation (“Renergen Lenders”) in terms of the change of control provisions under their respective loan and/or funding arrangements with Renergen and subsidiaries of Renergen and that the Renergen Lenders agree not to proceed in foreclosing on outstanding debt due by those subsidiaries, as a result of any breach of covenants, event of default or otherwise, prior to July 31, 2027; (ii) the written consent for the transfer of the Renergen Ordinary Shares in terms of the Offer is obtained from The Standard Bank of South Africa (“SBSA”) in terms of the change of control provisions under its respective loan(s) and/or funding arrangement(s) with Renergen and SBSA agrees to extend the repayment date for the loan(s) and/or funding arrangement(s) to at least March 31, 2026; (iii) AIRSOL SRL agrees to extend the maturity date for the convertible debentures that it holds in Renergen, to at least March 31, 2026; (iv) receipt of required regulatory approvals required to implement the Offer are obtained (except for the requirement that Takeover Panel issue a compliance certificate to Renergen in terms of section 121(b) of the Companies Act); (v) receipt of all regulatory approvals required for the Company Secondary Listing; (vi) approval of applicable competition authorities to implement the Offer; (vii) approval by Renergen’s shareholders of the Shareholder Ratification resolution and the Scheme resolution to be descried in the combined circular to be distributed to Renergen’s shareholders (the “Renergen Shareholder Approval”); and (viii) absence of a material adverse change with respect to Renergen.

The conditions to the closing may not be fulfilled and, accordingly, the transactions may not be completed. In addition, if the transactions are not completed by September 30, 2025, the scheme will fail and will not be implemented.

ASP Isotopes or Renergen may waive one or more of the closing conditions to the transactions without re-soliciting shareholder approval.

Each of ASP Isotopes and Renergen has the right to waive certain of the closing conditions to the transactions. Any such waiver may not require re-solicitation of shareholders, in which case shareholders of Renergen will not have the chance to change their votes as a result of any such waiver, and ASP Isotopes and Renergen will have the ability to complete the transactions without seeking further shareholder approval. Any determination whether to waive any condition to the transactions, whether shareholder approval would be re-solicited as a result of any such waiver or whether the scheme circular would be amended as a result of any waiver will be made by Renergen at the time of such waiver based on the facts and circumstances as they exist at that time, and any such waiver could have an adverse effect on ASP Isotopes or Renergen, as applicable.

Both ASP Isotopes stockholders and Renergen shareholders will have a reduced ownership and voting interest after the transactions and will exercise less influence over management.

After the completion of the transactions, ASP Isotopes’s stockholders and Renergen’s shareholders will own a smaller percentage of ASP Isotopes than they currently own of ASP Isotopes and Renergen, respectively. Based on the number of shares of ASP Isotopes common stock and Renergen ordinary shares outstanding and the exchange ratio, it is expected that Renergen securityholders will own approximately 16%, and ASP Isotopes securityholders will own approximately 84%, of the combined company immediately after consummation of the transactions on a fully diluted basis. Consequently, ASP Isotopes stockholders, as a group, and Renergen shareholders, as a group, will each have reduced ownership and voting power in the combined company compared to their current ownership and voting power in ASP Isotopes and Renergen, respectively. In particular, Renergen stockholders, as a group, will have less than a majority of the ownership and voting power of ASP Isotopes and, therefore, will be able to exercise less collective influence over the management and policies of ASP Isotopes than they currently exercise over Renergen’s management and policies. While ASP Isotopes shareholders will own a majority of ASP Isotopes common stock immediately after consummation of the transactions, their collective ownership percentage will likewise be reduced compared to their current level, as will be their ability to influence management and policies.

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There can be no assurance that ASP Isotopes will be able to secure the financing necessary to fund Renergen to enable Renergen to meet key lender payment deadlines and avoid a default by Renergen under its existing loan/funding arrangements.

ASP Isotopes may need to obtain debt and/or equity financing in an amount sufficient to fund Renergen to enable Renergen to meet key lender payment deadlines and avoid a default by Renergen under its existing loan/funding arrangements; however, there is no assurance that it will secure the financing necessary to do so. ASP Isotopes cannot assure stockholders that it will be able to obtain financing in connection with the contemplated funding of Renergen.  In the event that ASP Isotopes is unable to secure financing on acceptable terms, the funding of Renergen may be delayed or not be completed, and Renergen may not be able to avoid a default under its existing loan/funding arrangements and the consummation of the transactions may be delayed or may not occur.

The financial analyses and forecasts considered by ASP Isotopes and Renergen and their respective financial advisor or independent expert, as applicable, may not be realized, which may adversely affect the market price of ASP Isotopes common stock following the completion of the transactions.

In performing their financial analyses and rendering their opinions related to the transactions, ASP Isotopes’s financial advisor and Renergen’s independent expert relied on, among other things, certain information, including financial forecasts and projections of ASP Isotopes and Renergen provided by ASP Isotopes and Renergen.  These projections and forecasts were prepared by, or at the direction of, the management of ASP Isotopes or the management of Renergen, as applicable.  None of these projections or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts.  These projections and forecasts are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections and forecasts are also subject to change, including due to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of ASP Isotopes and Renergen.  There can be no assurance that ASP Isotopes’s or Renergen’s financial condition or results of operations will be consistent with those set forth in such projections and forecasts, which could have an adverse impact on the market price of ASP Isotopes common stock or the financial position of ASP Isotopes following the transactions.

The financial forecasts used by the parties are based on various assumptions that may not be realized.

The unaudited prospective financial information used in the forecasts were prepared solely for internal use and are subjective in many respects. ASP Isotopes’s and Renergen’s prospective financial information were based solely upon assumptions of, and information available to, ASP Isotopes’s management and Renergen’s management, as applicable, when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond ASP Isotopes’s and Renergen’s control and may not be realized. Many factors, including the risks outlined in this “Risk Factors” disclosure, will be important in determining the combined company’s future results.  As a result of these contingencies, actual future results may vary materially from ASP Isotopes’s and Renergen’s estimates.

The unaudited pro forma financial information included in the Form 8-K is preliminary and ASP Isotopes’s actual financial position or results of operations after the transactions may differ materially.

The unaudited pro forma financial information in the Form 8-K is presented for illustrative purposes only and is not necessarily indicative of what ASP Isotopes’s actual financial position or results of operations would have been had the transactions been completed on the dates indicated. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values.

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Executive officers and directors of ASP Isotopes and Renergen may have interests in the transactions that are different from, or in addition to, the rights of their respective stockholders.

Executive officers of ASP Isotopes and Renergen negotiated the terms of the firm intention agreement and the ASP Isotopes board and the Renergen independent board each approved the firm intention agreement and the transactions. These executive officers and directors may have interests in the transactions that are different from, or in addition to, yours. These interests include the continued employment of certain executive officers of ASP Isotopes and Renergen, the continued service of certain directors of ASP Isotopes and Renergen, and the indemnification of ASP Isotopes and Renergen executive officers and directors by ASP Isotopes.  Renergen may waive the performance conditions applicable to all Renergen SARs, some of which are held by certain Renergen executive officers. Renergen directors will not be granted any special benefits in connection with the transactions.

The shares of ASP Isotopes to be received by Renergen shareholders as a result of the transactions will have rights that are different from the rights of Renergen ordinary shares.

Following completion of the transactions, Renergen shareholders will no longer be Renergen shareholders but will instead be ASP Isotopes stockholders governed by Delaware law, the ASP Isotopes charter and ASP Isotopes bylaws. There will be important differences between your current rights as a Renergen shareholder and your rights as a ASP Isotopes stockholder.

ASP Isotopes, Renergen and, subsequently, the combined company may have difficulty attracting, motivating and retaining executives and other key employees in light of the transactions.

The combined company’s success after the transactions will depend in part on each of ASP Isotopes’s and Renergen’s ability to retain key executives and other employees. Uncertainty about the effect of the transactions on ASP Isotopes’s and Renergen’s employees may have an adverse effect on each company separately and, consequently, the combined business. This uncertainty may impair ASP Isotopes’s and/or Renergen’s ability to attract, retain and motivate key personnel. Employee retention may be particularly challenging during the pendency of the transactions, as ASP Isotopes’s and Renergen’s employees may experience uncertainty about their future roles in the combined business.

Additionally, Renergen’s officers and employees hold Renergen ordinary shares, and, if the transactions are completed, these officers and employees will be entitled to the scheme consideration in respect of such shares. Renergen may waive the performance conditions applicable to all Renergen SARs, some of which are held by certain Renergen executive officers. Because the vesting and exercise of such Renergen SARs will no longer be subject to the continued employment of these officers and employees of Renergen, it could make their retention more difficult.

Furthermore, if any of ASP Isotopes’s or Renergen’s key employees depart or are at risk of departing, including because of issues relating to the uncertainty and difficulty of integration, financial security or a desire not to become employees of the combined business, ASP Isotopes or Renergen, as applicable, may have to incur significant costs in retaining such individuals or in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent, and the combined company’s ability to realize the anticipated benefits of the transactions may be materially and adversely affected. No assurance can be given that the combined company will be able to attract or retain key employees to the same extent that ASP Isotopes or Renergen has been able to attract or retain employees in the past.

Following the scheme, non-U.S. holders of ASP Isotopes common stock may be subject to U.S. federal withholding and income tax.

Distributions to non-U.S. holders with respect to ASP Isotopes common stock will generally be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) to the extent such distributions are dividends for U.S. federal income tax purposes and are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult with their own tax advisors as to the particular consequences that may apply to such non-U.S. holders.

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ASP Isotopes and Renergen will incur significant transaction and scheme-related transition costs in connection with the transactions.

ASP Isotopes and Renergen expect that they will incur significant, non-recurring costs in connection with consummating the transactions and integrating the operations of the two companies post-closing. ASP Isotopes and/or Renergen may incur additional costs to retain key employees. ASP Isotopes and/or Renergen will also incur significant fees and expenses relating to financing arrangements and legal services (including any costs that would be incurred in defending against any potential class action lawsuits and derivative lawsuits in connection with the transactions if any such proceedings are brought), accounting and other fees and costs associated with consummating the transactions. Some of these costs are payable regardless of whether the transactions are completed. Though ASP Isotopes and Renergen continue to assess the magnitude of these costs, additional unanticipated costs may be incurred in the transactions and the integration of the businesses of ASP Isotopes and Renergen.

While the ASP Isotopes common stock is expected to be listed on the JSE, there is no guarantee as to how long such listing will be maintained.

Certain holders of Renergen ordinary shares are residents of the Republic of South Africa and would be unable to hold shares of ASP Isotopes common stock, which they stand to receive as consideration upon consummation of the transactions, if the ASP Isotopes common stock is not listed on the JSE. While ASP Isotopes expects to list the ASP Isotopes common stock on the JSE by way of a secondary inward listing, there can be no assurance that such listing will be approved by the JSE. Additionally, the continued listing of ASP Isotopes common stock on the JSE is subject to various factors, such as compliance with the continued listing standards of the JSE. In the event that ASP Isotopes fails to meet the continued listing standards of the JSE, the ASP Isotopes common stock may be delisted from the JSE, which could adversely affect the liquidity and market price of ASP Isotopes common stock or the ability of South African residents to continue to hold this stock.

The opinion of Renergen’s independent expert will not be updated to reflect changes in circumstances between the issuance of the scheme circular and the completion of the transactions.

Renergen’s independent expert may update its opinion as of the date the scheme circular is submitted to the JSE for formal approval. Changes in the operations and prospects of ASP Isotopes or Renergen, general market and economic conditions and other factors that may be beyond the control of ASP Isotopes or Renergen, and on which Renergen’s independent expert’s opinion were based in part, may significantly alter the prices of the shares of ASP Isotopes common stock or Renergen ordinary shares by the closing date. The opinions do not speak as of the time the transactions will be completed or as of any date other than the dates of such opinions. Because Renergen’s independent expert will not be updating its opinion as of the closing date of the transactions, the opinion will not address the fairness, from a financial point of view, of the scheme consideration to be received by holders of Renergen ordinary shares at the closing date.

ASP Isotopes and Renergen may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the transactions from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into business combination agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on ASP Isotopes’s or Renergen’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the transactions, then that injunction may delay or prevent the transactions from being completed, which may adversely affect ASP Isotopes’s or Renergen’s or, if the transactions are completed but delayed, the combined company’s business, financial position and results of operations. As of May 21, 2025, the last practicable day before the date of the Form 8-K, no such lawsuits have been filed in connection with the transactions and we cannot predict whether any will be filed.

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Risks Relating to the Combined Company after Completion of the Transactions

In connection with the transactions, the combined company may incur significant indebtedness to fund Renergen.

ASP Isotopes may need to obtain debt and/or equity financing in an amount sufficient to fund Renergen to enable Renergen to meet key lender payment deadlines and avoid a default by Renergen under its existing loan/funding arrangements.  If such financing involves debt, such indebtedness will have the effect, among other things, of reducing the combined company’s flexibility to respond to changing business and economic conditions, will increase the combined company’s borrowing costs and, to the extent that such indebtedness is subject to floating interest rates, may increase the combined company’s vulnerability to fluctuations in market interest rates. The increased levels of indebtedness could also reduce funds available to fund efforts to combine ASP Isotopes’s and Renergen’s businesses and realize expected benefits of the transactions and/or engage in investments in product development, capital expenditures and other activities and may create competitive disadvantages for the combined company relative to other companies with lower debt levels. The combined company may be required to raise additional financing for working capital, capital expenditures, acquisitions or other general corporate purposes. The combined company’s ability to arrange additional financing will depend on, among other factors, its financial position and performance, as well as prevailing market conditions and other factors beyond its control. ASP Isotopes and Renergen cannot assure you that they will be able to obtain additional financing on terms acceptable to them or at all.

The combined company will be subject to the risks that each of ASP Isotopes and Renergen faces.

Following completion of the transactions, the combined company will be subject to numerous risks and uncertainties, including the risks faced by each of ASP Isotopes and Renergen.  The risks faced by ASP Isotopes are described in the documents that ASP Isotopes has filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 of ASP Isotopes filed with the SEC on March 31, 2025, as amended by the Form 10-K/A filed on April 30, 2025,  as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Renergen faces numerous financial, operational and other risks, including risks related to Renergen’s debt, funding challenges, liquidity concerns, losses, project execution risk, ability to produce Grade-A quality helium, the accuracy of reserve estimates, cost overruns and delays, commodity price volatility, market competition, regulatory and environmental risks, and existing and potential litigation.  Renergen’s risks also include: unplanned stoppages and unforeseen operational interruptions that can impact production; ineffective or failed internal processes, people, systems, or external events that could lead to injury or harm; increasing pressure and attention from shareholders, activists and NGOs; strikes, riots and labor disruptions that can damage economic growth and, in turn, negatively impact Renergen’s business; escalating global socioeconomic pressures and inflationary impacts on the back of global geopolitical tensions; South Africa's exports to the U.S. may face higher tariffs, leading to reduced competitiveness and export volumes; economic contraction; delays in achieving expansion plans within the specified time due to funding constraints; delays in achieving Phase 1 nameplate capacity within the specified time and budget; Eskom’s inability to prevent load shedding and further risk of blackouts; Eskom remains constrained in meeting the country’s electricity demand; generative artificial intelligence (GenAI) has increased the risk of cyber-attacks by making information for simulation attacks more accessible; a malicious or accidental cyber-attack from outside Renergen, insider threats or supplier breaches that could result in operational interruptions or the infringement of data; information and cyber security threats, including business operations outages; climate change and prolonged droughts that could have an impact on water resources; unseasonal weather exacerbated by climate change impacts that could lead to delays in the project (construction phase).

If any such risks actually occur, the business, financial condition, results of operations or cash flows of the combined company could be materially adversely affected.

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The market price for shares of ASP Isotopes common stock may be affected by factors different from those affecting the market price for Renergen ordinary shares.

Upon completion of the transactions, holders of Renergen ordinary shares will become holders of ASP Isotopes common stock. ASP Isotopes’s and Renergen’s respective businesses differ, and accordingly the results of operations of the combined company will be affected by factors different from those currently affecting the results of operations of each of ASP Isotopes and Renergen. For a discussion of the businesses of ASP Isotopes and of certain factors to consider in connection with its business, see the documents ASP Isotopes has filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 of ASP Isotopes filed with the SEC on March 31, 2025, as amended by the Form 10-K/A filed on April 30, 2025,  as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  For a discussion of the businesses of Renergen and of certain factors to consider in connection with its business, see Renergen’s annual report, which is available on Renergen’s website.

The market price for shares of ASP Isotopes common stock may decline as a result of the transactions, including as a result of some ASP Isotopes stockholders adjusting their portfolios.

The market value of ASP Isotopes common stock at the time of consummation of the transactions may vary significantly from the prices of the ASP Isotopes common stock and Renergen ordinary shares on the date the firm intention agreement was executed, the date of the Form 8-K and the date of the Renergen extraordinary general meeting. Following consummation of the transactions, the market price of ASP Isotopes common stock may decline if, among other things, the operational cost savings estimates in connection with the integration of ASP Isotopes’s and Renergen’s businesses are not realized, or if the costs related to the transactions are greater than expected, or if the financing related to the transactions is on unfavorable terms. The market price also may decline if ASP Isotopes does not achieve the perceived benefits of the transactions as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the transactions on ASP Isotopes’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.

In addition, sales of ASP Isotopes common stock by ASP Isotopes’s stockholders after the completion of the transactions may cause the market price of ASP Isotopes common stock to decrease. Based on the number of shares of ASP Isotopes common stock and Renergen ordinary shares outstanding as of May 20, 2025, approximately 89,331,842 shares of ASP Isotopes common stock are expected to be issued and outstanding immediately after the closing of the transactions. Many Renergen shareholders may decide not to hold the shares of ASP Isotopes common stock that they receive in the transactions. Other ASP Isotopes stockholders following consummation of the transactions, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of ASP Isotopes common stock that they receive in the transactions. Such sales of ASP Isotopes common stock could have the effect of depressing the market price for ASP Isotopes common stock and may take place promptly following the transactions.

Any of these events may make it more difficult for ASP Isotopes to sell equity or equity-related securities, dilute your ownership interest in ASP Isotopes and have an adverse impact on the price of ASP Isotopes common stock.

The transactions may not be accretive, and may be dilutive, to the combined company’s earnings per share, which may negatively affect the market price of shares of ASP Isotopes common stock.

ASP Isotopes and Renergen currently believe the transactions will result in a number of benefits, including cost savings, operating efficiencies, and stronger demand for their respective products and services, and that the transactions will be accretive to ASP Isotopes’s earnings. This belief is based, in part, on preliminary current estimates that may materially change. In addition, future events and conditions, including adverse changes in market conditions, additional transaction and integration-related costs and other factors such as the failure to realize some or all of the anticipated benefits of the transactions, could decrease or delay the accretion that is currently anticipated or could result in dilution. Any dilution of, or decrease in or delay of any accretion to, the combined company’s earnings per share could cause the price of shares of ASP Isotopes common stock to decline or grow at a reduced rate.

Other Risks Relating to ASP Isotopes and Renergen

As a result of entering into the firm intention agreement, ASP Isotopes’s and Renergen’s businesses are, and will continue to be, subject to the risks described above. In addition, ASP Isotopes is, and following completion of the transaction, the combined company will be, subject to the risks described in ASP Isotopes’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025, as amended by the Form 10-K/A filed on April 30, 2025,  as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  For a discussion of the businesses of Renergen and of certain factors to consider in connection with its business, see Renergen’s annual report, which is available on Renergen’s website.

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